Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT (“First Amendment”) to the Employment Agreement is made and entered into as of the 21st day of September, 2009 between Multi-Color Corporation, an Ohio corporation (“Multi-Color”), and Nigel Andrew Vinecombe (“Employee”).

RECITALS:

A. On February 29, 2008, Collotype International Holdings Pty Ltd (“Collotype”) was acquired by Multi-Color as part of a Share Sale and Purchase Agreement. Pursuant to that acquisition, and effective as of the date of the acquisition, Collotype and Employee entered an Employment Agreement (the “Employment Agreement”), attached hereto as Exhibit A.

B. Employee has been appointed Chief Operating Officer (“COO”) of Multi-Color, effective May 7, 2009.

C. Both Employee and Multi-Color agree that Multi-Color, the parent company of Collotype, has determined that it is in the best interests of Multi-Color and its shareholders to amend the Employment Agreement to reflect Employee’s new position as Chief Operating Officer of Multi-Color. Employee agrees that the First Amendment accurately reflects the pertinent changes to the terms and conditions of his employment as COO of Multi-Color and he is voluntarily and knowingly entering into the First Amendment.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this First Amendment and the Employment Agreement and for good and valuable consideration, the receipt of which is mutually acknowledged, Multi-Color and the Employee agree to modify and amend the Employment Agreement as follows:

1. Both Employee and Multi-Color agree that, upon execution of the First Amendment, the amended Employment Agreement and the First Amendment are the new agreement between Employee and Multi-Color concerning Employee’s employment by Multi-Color. Employee and Multi-Color understand and agree that any reference in the Employment Agreement to Collotype or “Employer” is hereby amended and understood to mean Multi-Color. Employee and Multi-Color further agree that the material amended terms in the Employment Agreement and the First Amendment constitute a binding Employment Agreement between Employee and Multi-Color.

2. Schedule 1 of the Employment Agreement titled “Details” is hereby deleted and replaced with a new Schedule as shown in the attached Amended Schedule 1 – Details.

3. Schedule 2 of the Employment Agreement titled “Services” is hereby deleted and replaced with a new Schedule as shown in the Attached Amended Schedule 2 – Services.

4. Schedule 3 of the Employment Agreement titled “Confidential Information” remains in full force and effect.

5. In Section 1.1, titled “Defined terms,” the following bolded terms are amended as follows:

Associates means in relation to a person: (a) a person with whom the person associates as part of a business enterprise ; (b) a company or trust of which the person has control; or (c) the spouse or child over the age of 18 of the person.

Business Days means any day other than Saturday, Sunday or Public Holiday in the State of Ohio, United States of America.

Related Body Corporate means a company and any and all parent or subsidiary companies.

6. Section 1.2(a)(vi) is hereby deleted and replaced with the following language:

“reference to dollars is a reference to the currency of the United States of America.”

7. Section 6.2 is hereby deleted and replaced with language in attached Amended Schedule 1 – Details.

8. Section 6.3 is hereby deleted and replaced with language in attached Amended Schedule 1 – Details.

9. Section 8.1 of the Employment Agreement titled “Pre-existing medical conditions” is hereby deleted, shall be re-titled “Employee Disability,” and is hereby replaced with the following language:

Employee is required to give Multi-Color notice of any disability, as defined by the Americans with Disabilities Act, 42 U.S.C. § 12102(2) and Oh. Rev. Code 4112.01(13), that he has or develops, if such disability requires a reasonable accommodation from Multi-Color in order that Employee may continue to perform the essential functions of his duties. In the event that Employee has a disability that requires a reasonable accommodation, Multi-Color will make efforts to reasonably accommodate Employee as required by applicable state or federal disability laws. However, the parties understand and agree that, given Employee’s position as COO of Multi-Color, it would be an undue hardship if Employee were absent or otherwise unable to perform the essential functions of his duties for more than an aggregate total of ninety (90) days within any twelve (12) month period. Therefore, if as a result of or related to a disability, Employee is unable to perform his full-time duties as described in the Employment Agreement, First Amendment and any subsequent amendments thereto, for an aggregate total of ninety (90) days within any twelve (12) month period to the satisfaction of Multi-Color, Multi-Color may terminate Employee’s employment under Clause 11 of the Employment Agreement and the terms of the First

Amendment. Multi-Color reserves the right to take reasonable and appropriate measures to verify any claim of disability raised by Employee as provided and permitted under applicable law.

10. Section 8.2 titled “Criminal Convictions (including traffic offenses)” is hereby deleted, re-titled “Criminal Convictions” and is hereby replaced with the following language:

Employee will provide Multi-Color with written notice of any: (i) criminal felony conviction, arrest or indictment; (ii) conviction, arrest or indictment relating to a crime involving fraud, dishonesty or misappropriation; or (iii) conviction, indictment, or arrest that requires, or may require, Employee to spend time in jail or other penal institution, whether such conviction, indictment, or arrest occurred in the past or occurs subsequent to the execution of this First Amendment. Multi-Color reserves the right, at its sole discretion, to terminate the employment of Employee for any of the above-described convictions, arrests, or indictments or for failing to give the required notice.

11. Section 10.2 titled “Undertakings by the Employee” is hereby deleted, re-titled “Non-Compete and Non-Solicitation,” and is replaced with the following language:

Non-Solicitation of Customers: For the period commencing on the date of this First Amendment and ending on the expiration of one (1) year following the termination or expiration of Employee’s employment with Multi-Color for any reason or no reason at all, whether voluntary or involuntary, Employee shall not either directly or through any intermediary solicit, entice or induce, recruit, encourage or otherwise endeavor to cause or attempt to cause any current or prospective customer of Multi-Color to:

a.	Cease doing business in whole or in part with Multi-Color;

b.	Change or alter in any adverse way the business relationship such customer has with Multi-Color; or

c.	Interfere or disrupt a relationship between Multi-Color and a prospective customer that is known by Employee where there is a probable future economic benefit or advantage to Multi-Color from such relationship.

During the 60-day period following the expiration or termination of Employee’s employment with Multi-Color for any reason or no reason at all, whether voluntary or involuntary, Employee shall take no affirmative action to disclose or otherwise communicate to any of the customers of, or suppliers to, Multi-Color that Employee’s employment with Multi-Color has expired or been terminated, or is about to expire or be terminated, and until that 60th day, Multi-Color shall have the sole discretion to determine who may notify those customers or suppliers of the expiration or termination (or impending expiration or termination) of Employee’s employment, and the form, substance and timing of such notification; provided, this provision shall not be construed to prohibit a response by Employee to any inquiry acknowledging the expiration or termination of Employee’s employment once it has occurred.

Non-Solicitation of Employees: For the period commencing on the date of this Agreement and ending on the expiration of one (1) year following the expiration or termination of Employee’s employment with Multi-Color for any reason or no reason at all, whether voluntary or involuntary, Employee shall not either directly or indirectly through any intermediary solicit, entice or induce, recruit, encourage or otherwise endeavor or attempt to cause any employee of Multi-Color to leave the employment of Multi-Color to work with Employee or with any other person or business with whom Employee is or becomes affiliated; provided, that the foregoing covenant shall not apply to or prohibit solicitations by Employee or persons or businesses with whom Employee has become affiliated made to the public generally through print or e-mail solicitations or advertising.

Covenant not to Compete: In consideration of Employee’s employment and exposure to the training in, use of and provision of Multi-Color Confidential Information, which Employee agrees would not have been made available absent execution of this Agreement, Employee agrees that for the period commencing on the date of this Agreement and ending on the expiration of one (1) year following the expiration or termination of Employee’s employment with Multi-Color for any reason or no reason at all, whether voluntary or involuntary, Employee will not work for any individual or entity, or own, control or invest in any entity, that provides similar services as Multi-Color or is a competitor of Multi-Color and its businesses. The foregoing applies regardless of whether Employee engages in such work or activities directly or indirectly as an employee, independent contractor, agent, owner, investor, sole proprietor or otherwise.

12. Sections 10.3 titled “Duration of prohibition” and 10.4 titled “Geographic application” is hereby deleted and is replaced with a new Section 10.3 titled “Limitations on Non-Compete and Non-Solicitation” which shall contain the following language:

The undertakings in clause 10.2 apply only if the activity prohibited by clause 10.2 occurs within any geographical area in which, as of the Termination Date, Multi Color engages in business or has otherwise established goodwill, business reputation or any customer relations.

13. Section 10.5 titled “Interpretation” shall be deleted.

14,. Section 14 titled “Governing law and jurisdiction” is hereby deleted and is replaced with the following language under the same title:

Multi-Color and Employee agree that the law of the State of Ohio in the United States of America applies to and will govern the Employment Agreement and First Amendment, even if application by a court or other tribunal of choice of law or conflict of law principles would normally require application of a different law. Multi-Color and Employee further agree to submit to the exclusive jurisdiction of courts located in Ohio to resolve any dispute that arises under, or in connection with, the Employment Agreement or First Amendment.

15. To the extent necessary to be consistent with his employment by Multi-Color in the United States, Employee and Multi-Color agree that the Employment Agreement and First Amendment will be interpreted to reflect his employment in the United States for Multi-Color and that he no longer is employed by Collotype under the Employment Agreement.

16. The terms of the Employment Agreement and Schedules thereto that are amended herein shall be effective as of August 1, 2009. All terms of the Employment Agreement and Schedules thereto not specifically amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, THE UNDERSIGNED HAVE EXECUTED THIS Agreement as of the date first written above.

MULTI-COLOR CORPORATION

By:	/s/ Francis D. Gerace
Title:	President and CEO

WITNESS:	/S/ Lesha K. Spahr
(“Employer”)

/s/ Nigel A. Vinecombe
NIGEL A. VINECOMBE

(“Employee”)

WITNESS:	/S/ Lesha K. Spahr

Amended Schedule 1 – Details

1.	Employee

Name	Nigel Andrew Vinecombe

Address	224 East 8th Street
Apartment #806
Cincinnati, OH 45202

2.	Effective Date of First Amendment

August 1, 2009

3.	Expiry Date

The second anniversary of the Employment Commencement Date With Multi-Color

4.	Total Employment Cost

Annual Base Salary:	USD 300,000.00 (paid on the payroll schedule applicable to other US based executives of Multi- Color)

Bonus:	Eligible to participate in the Executive Incentive Compensation Plan, with a target payout factor of 85% of Annual Base Salary

Stock Options:	On the day this First Amendment is entered into, the Company shall grant the Executive under the Company’s 2003 Stock Incentive Plan, 30,000 stock option awards, with five-year vesting. During the Executive’s employment, Executive may receive additional stock option awards or restricted stock, as determined by the Board or its committees from time to time.

Retirement Plan:	Superannuation: 10% of Annual Base Salary

Welfare and Other Benefit Plans:	Eligible to participate and shall receive all benefits under welfare, fringe, vacation and other similar benefit plans, practices, policies and programs provided by Multi-Color to the extent applicable generally to other US based executives of Multi-Color.

Amended Schedule 1 – Details Cont.

Fringe Benefits:	Car Allowance USD $600.00 per month

Housing Allowance:	USD $3,750.00 per month, grossed up for tax purposes for period of time assigned to US, but in no case not longer than twenty-four (24) months.

Home Leave:	Employee will be reimbursed for two (2) home leave trips for Employee and spouse to Australia for each twelve (12) months Employee works in the US. Travel will be scheduled for business class airfare.

Tax Equalization:

For the period of time assigned to the US, but in no

case not longer than twenty-four (24) months, Employee’s tax liability will be tied to the “tax equalization” concept for purposes of calculating taxes for Employee’s annual base salary, bonus, Company contribution to the Superannuation Fund, housing allowance and home leaves. Multi-Color will withhold an estimated home country Australian tax liability based on Employee’s earned income. Employee’s annual total “tax equalized” liability will then be reconciled by an independent tax service provider based on Employee’s actual earned and personal income based on current Australian tax law. Employee’s total overall annual tax liability will not exceed that of Employee’s peer based on a “stay-at-home” tax liability concept.

Expenses:	During Employee’s employment, Employee shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Employee and documented as required by regulations of the Internal Revenue Service.

5.	Responsible Person

Francis D. Gerace

Amended Schedule 2 – Services

Job Description:

•	Manage and supervise the day-to-day operations of the business, including sales, marketing, operations and organizational development.

•	Achieve financial targets.

•	Execute business growth strategy subject to President and CEO, and Board approval.

•	Coordinate Annual Business Plans, including budgets, for business segments for recommendation to Multi-Color Corporation President and CEO, and Board.

•	Execute on Performance Plans once Annual Business Plans and budgets are approved.

•	Fulfill Duties and Responsibilities associated with being Board Member.

Exhibit A to First Amendment

Employment Agreement Nigel Vinecombe

Collotype Labels Pty Ltd (Employer) The party described in item 1 of Schedule 1 (Employee)

Employment Agreement

Details	3

Agreed terms	4

1. Defined terms and interpretation	4

2. Engagement	5

3. Obligations	5

4. Acknowledgement by Employee	6

5. Total Employment Cost	6

6. Leave Entitlements	7

7. Performance review	7

8. Notifications	8

9. Confidential information, materials and intellectual property	8

10. Restraint	9

11. Termination	10

12. Entire Agreement	11

13. Inconsistency	11

14. Governing law and jurisdiction	11

15. General	11

Schedule 1 - Details	13

Schedule 2 - Services	14

Schedule 3 - Confidential Information	15

Signing page	17

Details

Date	2008

Parties

Name	Collotype Labels Pty Ltd
Short form name	Employer
Notice details

Name	The party described in item 1 of Schedule 1
Short form name	Employee

Background

A	The Employer carries on the business of printing and manufacturing labels.

B	The Employer has agreed to employ the Employee to provide the Services on a full-time basis on the terms and conditions of this Agreement.

Agreed terms

1.	Defined terms and interpretation

1.1	Defined terms

In this Agreement:

Associates means, in relation to a person:

(a)	an associate of the person under sections 10 to 17 of the Corporations Act;

(b)	a company or trust of which the person has control; or

(c)	the spouse or child over the age of 18 of the person.

Business means the business conducted by the Employer.

Business Days means any day other than Saturday, Sunday or Public Holiday in South Australia.

Commencement Date means the date set out in item 2 of Schedule 1.

Confidential Information means:

(a)	information relating to the business affairs and employees of the Employer;

(b)	matters of a technical nature, future directives and policies, technical data pertaining to the general affairs of the Employer, internal procedures and information, financial information, information pertaining to other employees, salaries, strategic and business plans and like information relating to the Employer;

(c)	other information which the Employer tells the Employee is confidential or which if disclosed, the Employee knows or ought reasonably to know would be detrimental to the Employer;

(d)	all other information which is imparted to the Employee in circumstances which the Employee knows or should reasonably know that the information is confidential to the Employer or any other persons with whom the Employer is concerned; and

excludes any information that is public knowledge otherwise than as a consequence of a breach by the Employee of obligations under this Agreement or breach by some other person of a duty of confidence to the Employer.

Intellectual Property Rights means all intellectual property rights, including but not limited to:

(a)	know-how, trade secrets, patents, copyright, registered designs, trade marks and any right to have confidential information kept confidential; and

(b)	any application or right to apply for registration of any of the rights referred to in paragraph (a).

Initial Term means the period commencing on the Commencement Date and ending either on the earlier of:

(a)	the date specified in item 3 of Schedule 1 (Expiry Date); or

(b)	on the termination of this Agreement under clause 11.

Related Body Corporate has the meaning given in section 9 of the Corporations Act.

Services means the duties and responsibilities described in Schedule 2 to be performed by the Employee pursuant to and in accordance with the terms and conditions of this Agreement or such other services as may be mutually agreed to in writing between the Employer and the Employee from time to time.

Total Employment Cost means the total gross annual remuneration of the Employee (inclusive of superannuation) described in clause 5 and item 4 of Schedule 1, including, but not limited to, the provision of a fully maintained motor vehicle to the Employee, with registration, insurance and ongoing running costs to be borne by the Employer.

1.2	Interpretation

(a)	In this Agreement including the Background and Schedules unless the contrary intention appears:

(i)	a word denoting the singular includes the plural and vice versa;

(ii)	a word denoting an individual or person includes a corporation, firm, authority, government or government authority and vice versa;

(iii)	a word denoting a gender includes all genders;

(iv)	an agreement representing or warranting on the part of two or more persons binds them jointly and severally;

(v)	a reference to a person includes the persons executors, administrators, successors and assigns;

(vi)	a reference to dollars is a reference to Australian dollars;

(vii)	headings are for convenience and reference only and do not effect interpretation; and

(viii)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

(b)	The Background and Schedules form part of this Agreement.

2.	Engagement

(a)	The Employer agrees to engage the Employee to perform the Services for the Initial Term in accordance with this Agreement.

(b)	In consideration for performing the Services, the Employee will be entitled to the Total Employment Cost.

3.	Obligations

3.1	Employee’s obligations

(a)	The Employee will:

(i)	provide the Services exclusively to the Employer during the Initial Term;

(ii)	perform the Services from the premises of the Employer and as directed by the Employer from time to time (including inter or intra state locations);

(iii)	devote sufficient time, attention and skill to the performance of the Services;

(iv)	be involved with and participate in certain activities which may be arranged by the Employer from time to time;

(v)	use his best endeavours to promote the work and reputation of the Employer;

(vi)	comply with all reasonable lawful directions and policies of the Employer;

(vii)	conduct himself in accordance with and to a standard which supports the principles on which the Employer operates; and

(viii)	perform all duties to ensure compliance pursuant to statutory obligations and requirements on the part of the Employer.

(b)	Throughout the Initial Term, the Employee will be loyal to, and supportive of the Employer’s aims and objectives.

(c)	After the Expiry Date, the Employer and the Employee will meet to discuss the renewal of this Agreement.

(d)	The Employee will report to the person named in item 5 in Schedule 1 (Responsible Person) and will provide this person with monthly written reports about the performance of the Services including (without limitation) actual performance compared to budget.

3.2	Employer’s obligations

(a)	The Employer will at all times:

(i)	treat the Employee fairly and reasonably;

(ii)	not hinder the Employee in relation to the performance of the Services;

(iii)	not alter the Employee’s position to the Employee’s prejudice;

(iv)	not discriminate against, bully or harass the Employee.

(b)	The Employer acknowledges that a breach of clause 3.2 will constitute a material breach of this Agreement.

(c)	Minimum six months notice or payment in lieu for termination of employment (except Summary Termination as per clause 11.1).

4.	Acknowledgement by Employee

(a)	The Employee acknowledges that the Employer conducts its business with a high degree of professionalism and commitment so it can enhance its operations as a printing and labelling business.

(b)	The Employee acknowledges and agrees that the Employer has the right to make changes in employment arrangements in particular with regard to the allocation of duties and tasks.

(c)	The Employee acknowledges and agrees that his employment with the Employer is governed by written policies of the Employer as amended from time to time.

(d)	The Employee acknowledges and agrees that no provision in any industrial award or agreement forms a term of this Agreement.

5.	Total Employment Cost

(a)	The Total Employment Cost is inclusive of superannuation (including, without limitation, the minimum employer contribution payable by the Employer under Superannuation Guarantee legislation from time to time) all overtime, annual leave and all other statutory entitlements that apply to the Employee’s position.

(b)	The Employer will deduct from the Total Employment Cost:

(i)	and remit to the Taxation Office, instalments of income tax in compliance with the Employer’s obligation; and

(ii)	any other deductions which the Employer is lawfully authorised or obliged to make.

(c)	The Total Employment Cost may be structured by mutual agreement of the parties. Any changes to the Total Employment Cost must be evidenced in writing and signed by both parties.

(d)	The parties acknowledge that the Total Employment Cost is all inclusive and is in compensation for all exigencies arising out of the position including (without limitation) overtime, out of hours commitments, attendance at meetings and conferences and attending any and all training programs (or otherwise) requiring the attendance of the Employee.

(e)	No additional remuneration for overtime will be authorised or paid to the Employee.

(f)	The Employee will be paid the weekly pro-rata cash component of the Total Employment Cost taken as salary, by electronic bank transfer into a bank account of the Employee’s choice.

(g)	The Total Employment Cost will be reviewed upon each anniversary of the Commencement of this Agreement.

6.	Leave Entitlements

6.1	Basis for leave entitlements

(a)	All leave entitlements pursuant to this clause 6 will be calculated on the cash component of the Total Employment Cost taken as salary.

(b)	The date of commencement of the Employee’s employment for the purpose of calculating the Employee’s leave and other entitlements is the date which the Employee first commenced employment with the Employer or a Related Body Corporate of the Employer.

6.2	Annual leave

(a)	The Employee will be entitled to 20 Business Days annual leave per year of service. Any unused leave will accrue from year to year.

(b)	The Employee will inform the Employer in writing of his/her intention to take annual leave and such leave will be taken once agreed to by the parties, at a time that is mutually acceptable to each party.

(c)	The Employee warrants to take annual leave immediately upon the entitlement exceeding 30 Business Days, and failing this, at the absolute discretion of the Employer, the Employee can be directed to take the leave on the provision of 7 days notice.

6.3	Sick leave

The Employee is entitled to 8 days paid sick leave per year of service. The Employee covenants to be bound by the Employer’s sick leave policy (as amended by the Employer from time to time).

7.	Performance review

(a)	The Employee’s position will be subject to a performance review every 12 months from the Commencement Date.

(b)	The terms and parameters of the performance review will be established by the Employer (at the Employer’s sole discretion) who may from time to time consult with the Employee in relation to reasonable performance guidelines.

8.	Notifications

8.1	Pre-existing medical conditions

(a)	The Employee fully understands the entire scope of the Services including the physical activity and working conditions and undertakes to provide to the Employer written notice before the Commencement Date, of any condition that may impede the Employee’s ability to satisfactorily perform the Services in accordance with this Agreement.

(b)	The Employee acknowledges that any failure to notify the Employer of a condition in accordance with clause 8.1(a) may prejudice the Employee’s future entitlements for compensation, rehabilitation or otherwise and the Employer will be entitled to terminate this Agreement without notice in accordance with clause 11.

8.2	Criminal convictions (including traffic offences)

(a)	The Employee will provide to the Employer written notice before the Commencement Date of any and all criminal convictions relating to any offence involving fraud or dishonesty or any other serious offence (including a traffic offence) which is punishable by imprisonment (whether imprisoned or not).

(b)	The Employee acknowledges that any failure to notify the Employer of a criminal conviction in accordance with clause 8.2(a) may prejudice the Employee’s employment with the Employer, and the Employer will be entitled to terminate this Agreement without notice in accordance with clause 11.

9.	Confidential information, materials and intellectual property

9.1	Confidential Information

(a)	The Employee agrees to use Confidential Information in accordance with the terms set out in Schedule 3.

9.2	Ownership of materials and intellectual property

(a)	All material provided to the Employee by the Employer and all Intellectual Property Rights in that material (Employer’s Material) is and will remain the property of the Employer.

(b)	All material produced by the Employee in performing the Services and all Intellectual Property Rights in that material (Material), will upon its creation be the sole property of the Employer unless otherwise agreed to in writing by the Employer.

(c)	The Employee, if and whenever required by the Employer to do so, must at the expense of the Employer or its nominee:

(i)	apply or join in applying with the Employer (at the discretion of the Employer) for letters patent or other protection in Australia or in any other part of the world for any of the Material; and

(ii)	do all things necessary for vesting such letters patent or other protection when obtained and all right and title to and interest in the same (including all patent rights an proprietary rights) in the Employer, its nominee or such other person as the Employer may require as sole beneficial owner.

(d)	The Employer irrevocably appoints the Employer to be his attorney in his name, and on his behalf to execute any instrument and to do any thing and generally to use the Employee’s name for the purpose of giving to the Employer, his nominee or such other person as the Employer may require the full benefit of the provision of this clause 9.

(e)	At the Employer’s request, the Employee must return all of the Material and the Employer’s Material and the Employee is not entitled to retain copies of the Material or the Employer’s Materials in any form whatsoever.

10.	Restraint

10.1	Defined terms

In this clause 10:

engage in means to participate, assist or otherwise be directly or indirectly involved as a member, shareholder, unit holder, director, consultant, advisor, contractor, principal, agent, manager, employee, beneficiary, partner, associate or trustee.

Termination Date means the date on which the Employee’s employment with the Employer ends.

10.2	Undertakings by the Employee

In order to reasonably protect the goodwill of the Employer’s business, the Employee undertakes to the Employer that he will not, and will procure that each of his Associates will not, other than in the performance of the Services under this Agreement:

(a)	engage in any business or activity which is the same as or substantially similar to or competitive with, the Business or any material part of it;

(b)	solicit, canvass, induce or encourage any person who was at any time during the 6 month period prior to the Termination Date, a director, employee or agent of the Employer to leave the employment or agency of the Employer;

(c)	solicit, canvass, approach or accept any approach from any person who was at any time during the Employee’s period of employment with the Employer, a client or customer of the Employer with a view to obtaining the custom of that person in a business which is the same or substantially similar to or competitive with, the Business; or

(d)	interfere with the relationship between the Employer and its clients, customers, employees or suppliers.

10.3	Duration of prohibition

The undertakings in clause 10.2 begin on the date of this agreement and end:

(a)	on the 2nd anniversary of the Termination Date;

(b)	on the first anniversary of the Termination Date;

(c)	6 months after the Termination Date.

10.4	Geographic application

The undertakings in clause 10.2 apply only if the activity prohibited by clause 10.2 occurs within:

(a)	worldwide;

(b)	the United States of America, the Commonwealth of Australia and the Republic of South Africa;

(c)	the United States of America or the Commonwealth of Australia or the Republic of South Africa;

(d)	the Commonwealth of Australia.

10.5	Interpretation

Clauses 10.2, 10.3 and 10.4 have effect together as if they consisted of separate provisions, each being severable from the other. Each separate provision results from combining each undertaking in clause 10.2, with each period in clause 10.3, and combining each of those combinations with each area in clause 10.4. If any of those separate provisions is invalid or unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other separate provisions or other combinations of the separate provisions of clauses 10.2, 10.3 and 10.4.

10.6	Exception

This clause 10 does not restrict the Employee or any Associate of the Employee from holding 5% or less of the shares of a listed company.

10.7	Restrictions reasonable

The Employee agrees that the prohibitions and restrictions set out in this clause 10 are reasonable in the circumstances and necessary to protect the goodwill of the Business.

10.8	Acknowledgements

The Employee acknowledges that:

(a)	all the prohibitions and restrictions in this clause 10 are reasonable in the circumstances and necessary to protect the goodwill of the Business;

(b)	damages are not an adequate remedy if the Employee or an Associate of the Employee breaches this clause 10; and

(c)	the Purchaser may apply for injunctive relief if:

(i)	the Employee or an Associate of the Employee breaches or threatens to breach this clause 10 ; or

(ii)	it believes the Employee or an Associate of the Employee is likely to breach this clause 10.

11.	Termination

11.1	Summary termination

The Employer may terminate the Employee’s employment under this Agreement summarily at any time if the Employee:

(a)	fails to perform the Services under this Agreement in a competent and satisfactory manner (of which the Services will act as performance indicators);

(b)	is guilty of wilful misconduct or gross negligence;

(c)	engages in conduct that is contrary to the policies of the Employer;

(d)	engages in any conduct warranting summary dismissal at common law;

(e)	is charged of any offence involving fraud or dishonesty or any other serious offence (except for a traffic offence) which is punishable by imprisonment (whether imprisoned or not);

(f)	becomes bankrupt or compounds with his or her creditors (or any of them) or assigns his or her estate for the benefit of creditors (or any of them); or

(g)	breaches any of the provisions of clauses 8, 9 or 10.

11.2	Termination on notice

(a)	The Employer may terminate this Agreement by giving three months notice to the Employee if termination is due to reasons under clause 11.1, otherwise by giving six months notice.

(b)	At the Employer’s discretion:

(i)	the Employee may be required to work through all (or part only) of the notice period; or

(ii)	the Employer may make payment instead of the Employee working through the whole notice period (or the un-worked balance of the notice period).

(c)	The Employer at its sole discretion can decide whether the Employee needs to perform any Services during the notice period.

(d)	The Employee is required to provide three months notice of resignation.

12.	Entire Agreement

Subject to clause 15.1, this Agreement constitutes the entire understanding and agreement between the parties as to the subject matter.

13.	Inconsistency

If any provision of this Agreement is offensive to or inconsistent with any statute, regulation, award, industrial agreement or any other edict having the force of law, then to the extent of that offence or inconsistency (and not otherwise), this Agreement will be of no effect and the offensive or inconsistent provision will be removed from the balance of this Agreement.

14.	Governing law and jurisdiction

The law of South Australia applies to this Agreement and the parties submit to the non exclusive jurisdiction of its Courts.

15.	General

15.1	Amendments

Variations, modifications or waiver of any provisions of this Agreement including consent to any departure by any party from their obligations under this Agreement, will not be valid or effective unless they are represented in writing and signed by each party to this Agreement.

15.2	Accrued rights

Termination of this Agreement does not affect any accrued rights or remedies of a party.

15.3	Survival

Clauses 9 (Confidential information, materials and intellectual property), 10 (Restraint), 14 (Governing Law) and 15.2 (Accrued rights) continue to apply after termination of this agreement.

15.4	Costs

Each party must bare its own costs of negotiating, preparing and executing this Agreement.

15.5	No waiver

A waiver by a party of any of the provisions of this Agreement will not be binding unless expressly made in writing, and any waiver will relate only to the matter, non-compliance or breach to which it relates and will not apply to any subsequent matter, non-compliant or breach.

15.6	Severance

Part or all of any provision of this Agreement that is illegal or unenforceable may be severed from this Agreement and the remaining provisions of this Agreement will continue in full force and effect.

15.7	Counterparts

This Agreement may be executed in any number of counterparts. All counterparts taken together will constitute one instrument. Where counterparts are used, this Agreement will come into effect on the last exchange of either or original or facsimile counterparts. Where facsimile counterparts are used, original counterparts are to be exchanged as soon as practicable, but failure to exchange originals will not effect the validity of this Agreement.

Schedule 1 - Details

1.	Employee

Name                    Nigel Andrew Vinecombe

Address                Lot 104 Swamp Road Oakbank SA 5243

2.	Commencement Date

The Completion Date pursuant to the Share Sale and Purchase Agreement between Tropical Rain Nominees Pty ltd atf The Vinecombe Absolutely Entitled Trust, The Maher Absolutely Entitled Trust and the Frankhuisen Absolutely Entitled Trust, R.G.Teakle Pty Ltd, Vineland Pty Ltd atf R.G.Teakle Pty Ltd, Peter Brian Teakle and the Teakle Family Trust, Peter Brian Teakle, Collotype International Holdings Pty Ltd, Collotype Labels International Pty Ltd and Multi-Color Corporation.

3.	Expiry Date

The third anniversary of the Commencement Date

4.	Total Employment Cost

Salary:	AUD240,000

Superannuation:	AUD24,000

Fully Maintained Motor Vehicle:	Up to the value of AUD60,000

TOTAL:	AUD324,000

5.	Responsible Person

Frank Gerace

Schedule 2 - Services

Job Description:

•	Work to achieve agreed financial plan; and

•	Formulate and pursue acquisition strategies.

Key Performance Indicators:

•	Coordinate Annual Business Plans, including Budgets, for International Business Unit for recommendation to MCC CEO.

•	Execute above Performance Plans once approved.

•	Develop International Business Unit expansion plans with MCC CEO.

•	Execute expansion plans subject to MCC CEO and Board approval.

•	Fulfill Duties and Responsibilities associated with being MCC Board Member.

Schedule 3 - Confidential Information

1.	Disclosure and use of Confidential Information

(a)	In consideration of the Employer disclosing Confidential Information to the Employee, the Employee agrees:

(i)	to use all Confidential Information solely for the purpose of the performance of the Services;

(ii)	not to misuse Confidential Information;

(iii)	that if the Employee leaves the employment of the Employer, the Employee will not use the Confidential Information for its own benefit or for the benefit of any third party or competitor of the Employer;

(iv)	to keep confidential all Confidential Information; and

(v)	otherwise to comply with the terms of this Agreement.

(b)	The Employee must:

(i)	notify the Employer immediately if the Employee becomes aware of a suspected or actual breach of Confidential Information;

(ii)	immediately take all steps to prevent or stop the suspected or actual breach of Confidential Information; and

(iii)	comply with any direction issued by the Employer from time to time regarding the protection of Confidential Information.

2.	Security and control

(a)	The Employee must:

(i)	establish and maintain effective personal security measures to safeguard Confidential Information from access or use not authorised under this Agreement;

(ii)	keep Confidential Information under its control;

(iii)	maintain complete, accurate and up-to-date records of its use, copying and disclosure of Confidential Information and immediately produce these records to the Employer on request; and

(iv)	immediately notify the Employer of any suspected or actual unauthorised use, copying or disclosure of Confidential Information.

(b)	The Employee must provide assistance reasonably requested by the Employer in relation to any proceedings the Employer may take against any person for unauthorised use, copying or disclosure of Confidential Information. Should the Employee not provide this assistance when directed to do so, the Employer is entitled to take disciplinary action against the Employee which may include the termination of their engagement.

3.	Copying

(a)	The Employee must not copy any Confidential Information for use outside the premises of the Employer without the Employer’s written consent.

(b)	All copies of Confidential Information made pursuant to paragraph 3(a) by the Employee must be marked “Confidential”.

4.	No telecommunication transmission

The Employee must not transmit or permit the transmission by telecommunication (including facsimile and electronic mail) of Confidential Information to any person (including the Employer) without the prior consent of the Employer.

5.	Acknowledgement and indemnity

(a)	The Employee acknowledges that it is aware that any breach of the Employee’s duty of confidentiality under this Agreement will result in the Employer suffering damage.

(b)	The Employee indemnifies the Employer against all losses, damages, expenses and legal costs (on a solicitor and own client basis and whether incurred by or awarded against the Employer) that the Employer may reasonably sustain or incur as a result, whether directly or indirectly, of any breach by the Employee of its duty of confidentiality under this Agreement.

6.	Intellectual property rights

The parties acknowledge that this Agreement does not transfer any interest in any intellectual property to the Employee and the Employee will be bound by their obligations in clause 9 of this Employment Agreement.

7.	Responsible person

The Employee will direct any enquiries about the use of Confidential Information including all queries about the scope of this Employment Agreement to the Responsible Person or the nominee of the Chief Executive Officer.

8.	Exclusions

The obligations of confidentiality under this Agreement do not extend to information that (whether before or after this Agreement is executed):

(a)	is rightfully known to or in the possession or control of the Employee and not subject to an obligation of confidentiality on the Employee;

(b)	is public knowledge (otherwise than as a result of a breach of this Agreement); or

(c)	the Employee is required by law to disclose.

9.	Termination

(a)	The Employee’s obligation of confidentiality under this Agreement will continue beyond the Initial Term in respect of all Confidential Information other than information forming part of the Employee’s stock of general skill and knowledge.

(b)	On termination of the Employee’s employment with the Employer, the Employee’s right to use Confidential Information ceases and the Employee must immediately, at the option of the Employer:

(i)	return to the Employer;

(ii)	destroy and certify in writing to the Employer the destruction of; or

(iii)	destroy and permit the Employer to witness the destruction of;

all Confidential Information in the Employee’s possession or control.

Signing page

EXECUTED as an agreement.

Executed by Collotype Labels Pty Ltd pursuant to section 127 of the Corporations Act 2001

/s/ Francis D. Gerace	/s/ Dawn H. Bertsche
Signature of director	Signature of director/company secretary

Francis D. Gerace	Dawn H. Bertsche
Name of director (print)	Name of director/company secretary (print)

Signed by /s/ Nigel Andrew Vinecombe

/s/ Louisa McClurg
Signature of witness

Louisa McClurg
Name of witness (print)